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                                                                    EXHIBIT 10.3


                          CHANGE IN CONTROL AMENDMENT


                  THIS AMENDMENT (the "Amendment") made this ____ day of __________________, 2002, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and ____________________ (the "Employee").

                                R E C I T A L S:
                                - - - - - - - -

                  WHEREAS, the Employee has previously entered into certain agreements relating to the Employee's compensation, been designated a participant in certain Company benefit plans and/or programs, and/or granted awards under certain stock option and/or incentive plans of the Company, with all of such agreements, plans, programs and awards set forth on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Benefit Agreements and Plans"); and

                  WHEREAS, the Company desires to amend the definition of a "change in control" of the Company in, or applicable with respect to, such Benefit Agreements and Plans.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, effective as of the date first written above, the Company and the Employee agree that the definition of a "change in control" of the Company in, or applicable with respect to, the Benefit Agreements and Plans is hereby amended as follows:

         I.       Change in Control:
                  -----------------

                  For purposes of the Benefit Agreements and Plans, effective as of January 1, 2002, a "Change in Control" of the Company shall conclusively be deemed to have occurred on a Change in Control Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

                    (A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                    (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or

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                         election by the Board or nomination for election by
                         the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                         (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                    (D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an


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         entity which owns all or substantially all of the assets of the
         Company immediately following such transaction or series of transactions.

         II.      Definitions:
                  -----------

                  For purposes of Paragraph I above, the following definitions shall apply:

1. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

2.   "Board" shall mean the Board of Directors of the Company.

3. "Common Stock" shall mean the common stock, par value $0.10 per share, of the Company.

4.   "Change in Control Effective Date" shall be:

                    (a) the first date that the direct or indirect ownership of
               35% or more combined voting power of the Company's outstanding securities results in a Change in Control as described in Paragraph I(A) above; or

                    (b) the date of the election of directors that results in a
               Change in Control as described in Paragraph I(B) above; or

                    (c) the date of the merger or consideration that results in a Change in Control as described in Paragraph I(C) above; or

                    (d) the date of stockholder approval that results in a
               Change in Control as described in Paragraph I(D) above.

5. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

6. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its subsidiaries,
     (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


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         III.     Effect:
                  -------

                  The Amendment shall amend, replace and be in lieu of the change in control provisions under, or applicable with respect to, each and every Benefit Agreement and Plan.

                  IN WITNESS WHEREOF, this Amendment, executed as of the date first written above, shall be effective as of January 1, 2002.



                                            PENNZOIL-QUAKER STATE COMPANY






This Amendment is accepted and agreed to by:




______________________________________________

________________



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